Exhibit 23-B



 INDEPENDENT AUDITORS' CONSENTS

 We consent to the use in Post-Effective Amendment No. 2 to Registration Statement No. 33-58488 of Sprint Corporation on
 Form S-3 of our report dated May 26, 1998 (August 6, 1998 as  to
 Note 4), on the combined financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries, MinorCo, L.P.
 and  subsidiaries, PhillieCo Partners I, L.P.  and  subsidiaries
 and   PhillieCo  Partners  II,  L.P.  and  subsidiaries   (which
 expresses  an  unqualified opinion and includes  an  explanatory paragraph referring to the emergence from the development stage), appearing in Registration Statement No. 333-65173 and
 Form   8-K   dated November 2, 1998, which  are  incorporated  by
 reference   in   this Prospectus,  which is part of this  Registration
 Statement, and of our report dated May 26, 1998 (August 6, 1998 as to Note 4) relating to the combined financial statement schedule appearing elsewhere in Registration Statement No. 333-65173 which are incorporated by reference in this prospectus, which is part of this Registration Statement.

 We consent to the use in Post-Effective Amendment No. 2 to Registration Statement No. 33-58488 of Sprint Corporation on Form S-3 of our report dated February 3, 1998, on Sprint
 Spectrum   Holding   Company,  L.P.  and   subsidiaries   (which
 expresses  an  unqualified opinion and includes  an  explanatory paragraph referring to the emergence from the development stage) appearing in the Annual Report on Form 10-K of Sprint Corporation for the year ended December 31, 1997, Form 8-K dated November 2, 1998 and Registration Statement No. 333-65173 which
 are incorporated  by reference   in   this  prospectus,  which  is
 part of this Registration Statement.

 We consent to the use in Post-Effective Amendment No. 2 to Registration Statement No. 33-58488 of Sprint Corporation on Form S-3 of our reports dated February 3, 1998, on Sprint Spectrum L.P. and Sprint Spectrum Finance Corporation (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage) appearing in Registration Statement No. 333-65173 which is incorporated by reference in this prospectus, which is part of this Registration Statement.


                                        /s/ Deloitte & Touche LLP
                                        Deloitte & Touche LLP



 Kansas City, Missouri
 December 3, 1998